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                                                                    Exhibit 5.01

                        [LETTERHEAD OF KUTAK ROCK LLP]

                                August 16, 2001

Intercell International Corporation
370 Seventeenth Street, Suite 3640
Denver, CO 80202

     Re:  Intercell International Corporation
          Options to purchase common stock

Ladies and Gentlemen:

     We have acted as counsel to Intercell International Corporation, a Nevada corporation (the "Company"), in connection with the filing of a Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the "Initial Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on January 24, 1996 (File No. 333-604) under the Securities Act of 1933, as amended (the "Act") and in connection with a new Registration Statement on Form S-8 (the "New Registration Statement"). This opinion is filed as an exhibit to the Registration Statement. The Initial Registration Statement and the New Registration Statement, on file with the Commission at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein referred to collectively as the "Registration Statement."

     The Registration Statement is filed by the Company as the result of a re-incorporation merger of Intercell Corporation, a Colorado corporation into the Company, pursuant to which the Company agreed to assume, among other things, the 1995 Intercell Corporation Compensatory Stock Option Plan. The Registration Statement covers a proposed offering by the Company of options to purchase ("Common Stock Options") up to 14,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock").

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Articles of Incorporation, Bylaws, and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied,
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KUTAK ROCK LLP


August 16, 2001
Page 2

as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion we assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Common Stock Options as specified in the prospectus and (iii) consideration is received for the Common Stock Options: we are of the opinion that, when issued the Common Stock underlying the Common Stock Options will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                                    Very truly yours,



                                                    /s/ Kutak Rock LLP